EXHIBIT 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement is made as of January 16, 2004, by and among TruePosition, Inc. (“TruePosition”), KSI, Inc. (“KSI”), Allen Telecom L.L.C. (“Allen”), and Andrew Corporation (“Andrew”).  TruePosition and KSI are referred to herein collectively as “TruePosition” or “the plaintiffs.”  Allen and Andrew are referred to herein collectively as “Andrew” or “the defendant.”

WHEREAS the plaintiffs filed a lawsuit entitled TruePosition, Inc. and KSI, Inc. v. Allen Telecom Inc., Civil Action No. 01-0823 GMS, in the United States District Court for the District of Delaware (“the Action”) against Allen Telecom Inc., the predecessor to Allen Telecom, L.L.C., alleging infringement of U.S. Patents 4,728,959; 6,108,555; 6,119,013; 6,047,192; 6,184,829; 6,281,834; and 6,317,081;

WHEREAS the defendant filed counterclaims seeking a declaratory judgment that TruePosition’s patents are invalid, unenforceable, and/or not infringed; alleging infringement of Andrew’s U.S. Patent 5,317,323; and asserting antitrust and state law tort claims;

WHEREAS Allen Telecom, Inc. subsequently merged with and into Allen Telecom L.L.C., a wholly-owned subsidiary of Andrew Corporation;

WHEREAS the parties hereto desire to settle and resolve the Action;

WHEREAS to arrive at such a settlement the parties agreed to mediate their dispute;

WHEREAS as a result of the mediation the parties agreed upon settlement terms and, on January 16, 2004, signed a legally binding term sheet reflecting those settlement terms; and

WHEREAS the parties agreed to memorialize their settlement agreement in this formal

Settlement Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, intending to be legally bound, the parties hereto agree as follows:

1)             In conjunction with the other consideration provided for in this Settlement Agreement, Andrew shall pay to TruePosition, in cash or its equivalent, in full and complete settlement of the Action, the sum of thirty-five million U.S. dollars ($35,000,000), as follows:

a)             The sum of twenty-five million U.S. dollars ($25,000,000), on the earlier of February 6, 2004, or five business days after the date written on the last page hereof immediately above the signature blocks (the “Signature Date”);

b)            The sum of four million U.S. dollars ($4,000,000), on the earlier of February 6, 2004, or five business days after the Signature Date;

c)             The sum of three million U.S. dollars ($3,000,000), on or before October 1, 2004;

d)            The sum of two million U.S. dollars ($2,000,000), on or before October 1, 2005;

e)             The sum of one million U.S. dollars ($1,000,000), on or before October 1, 2006.

2)             The payments set forth in paragraph 1 shall be made by wire transfer according to wire instructions that TruePosition shall provide to Andrew prior to each payment date.

3)             Andrew’s obligation to make each of the payments set forth in paragraph 1 above is unconditional and binding, and without regard to whether or to what extent Andrew manufactures or makes sales of geolocation equipment in the time periods described.

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4)             Andrew hereby issues to TruePosition warrants to purchase one million shares of Andrew’s common stock, in the form of the instrument attached hereto as Exhibit A and delivered to TruePosition concurrent with the signing of this Settlement Agreement.  The warrants may be exercised, in whole or in part, by TruePosition at any time and from time to time between January 16, 2004 and January 16, 2008 at a price of $ 17.70 per share, the closing price for Andrew stock on January 16, 2004.

5)             In the event that Andrew and TruePosition sign a business combination agreement (whether relating to the Grayson Wireless business or otherwise, but not including any contract for goods or services as contemplated by paragraph 15 below), within one year of the date hereof, Andrew shall pay to TruePosition five million U.S. dollars ($5,000,000).

6)             TruePosition hereby grants to Andrew a worldwide non-exclusive license to make, use, offer to sell, sell, and import geolocation equipment under the patents and patent applications listed in Exhibit B hereto, and under all geolocation patents which may issue at any time as a result of any patent application filed by TruePosition within one year of January 16, 2004, including all divisionals, reissues, continuations in part, continuations, and foreign counterparts of such patents.  Andrew shall have no right to sublicense under this paragraph, except that Andrew may sublicense its carrier end user customers (which shall include such customers’ subcontractors, agents, or contractors, solely for the purpose of performing services for such customers for E-911 purposes) to facilitate their operation of E-911 hardware or systems they purchase from Andrew, it being understood that TruePosition is not authorizing Andrew to authorize sublicensing by its customers, is not licensing Andrew to sublicense its customers to share geolocation equipment with other carriers, and is not authorizing Andrew to grant sublicenses that can be transferred by its customers to unaffiliated entities.  Andrew shall not be

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precluded from distributing its product through resellers (which does not include infrastructure suppliers as listed in paragraph 11 and others engaged in substantially the same business or others that develop or manufacture wireless geolocation technologies), so long as any licenses granted to end users shall be consistent with the terms of this paragraph.  TruePosition represents that the patents and patent applications listed in Exhibit B hereto include all of its patents and patent applications except for the 144 and 410 patents identified in paragraph 8 below and their foreign counterparts.  The license granted by this paragraph does not extend to patents TruePosition may otherwise acquire.  “Geolocation patents” for purposes of this paragraph means patents that claim equipment (including hardware and software) and methods for determining the latitude and longitude of wireless telephones.  For purposes of this paragraph a “wireless telephone” is a two-way voice communication device.  Geolocation patents do not include (i) patents specifically directed to applications relating to the subsequent use of the determined locations other than for E-911 purposes or (ii) patents specifically directed to wireless telephone functionality and not specifically directed to the generation of the latitude and longitude of wireless telephones.

7)             Upon completion of the payments set forth in paragraph 1 above, the license to Andrew set forth in paragraph 6 shall be fully paid up and shall extend for the full life of the respective patents.  If Andrew fails to make payments in full in accordance with paragraph 1, or to cure a failure of payment within five business days of receiving notice of such failure by TruePosition, then the license set forth in paragraph 6 shall terminate upon the earlier of (i) Andrew’s failure to make any such payment in full in accordance with paragraph 1, or (ii) October 1, 2006.

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8)             TruePosition hereby covenants not to sue Andrew for infringement of U.S. Patents 5,327,144 (“the 144 patent”) and 5,608,410 (“the 410 patent”) for domestic applications by Andrew relating solely to tasking E-911 geolocation (i.e., determining the latitude and longitude of wireless telephones from which a “911” call has been placed), so long as said applications do not enable or permit locations to be performed for any task other than E-911, including without limitation the provision of location related commercial services, and so long as all licenses granted by Andrew for such domestic E-911 applications are limited to use for E-911 geolocation only.  TruePosition represents that no applications are pending based on the 144 or 410 patents, and that no divisionals, continuations, or continuations in part may be filed which claim priority therefrom.

9)             TruePosition hereby covenants not to sue Andrew for infringement of any patents whatsoever, except as is set forth in the following sentence, for Andrew’s manufacture, use, offer for sale or sale of Andrew’s existing wireless network overlay “Geometrix” geolocation system.  This covenant does not apply to patents TruePosition may acquire by way of business combination or merger or otherwise acquire from a third party (i) after October 1, 2005, provided that in the event of any such acquisition of a patent after October 1, 2005, TruePosition shall not be entitled to obtain damages, an injunction, or any other remedy with respect to any Geometrix system as defined in this paragraph 9 sold by Andrew before such date, or (ii) for which Andrew is currently under license or has licensed in the past.  TruePosition represents that it has no current awareness of any patent owned by a third party that it believes is being infringed without license by Andrew’s existing wireless network overlay “Geometrix” geolocation system.

a)             For purposes of the covenant not to sue set forth in this paragraph, “Andrew’s existing wireless network overlay ‘Geometrix’ geolocation system” refers to

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the wireless telephone location equipment sold by Allen Telecom, Inc. and Andrew Corporation between July 2001 and January 2004, and means Andrew’s wireless telephone location equipment (i.e., TDOA-2, TDOA-4, and AOA Wireless Location Sensors (WLS’s) having the hardware set forth in the WLS Installation and Maintenance Manual bearing Bates numbers 0424-0445 and WLS algorithms/source code set forth in source code versions 5.2, 5.3, or 5.4; WLS source code bearing Bates numbers 33160-33352; and the WLS hardware accelerator code bearing Bates numbers 33799-38000; Geolocation Control Systems (GCS’s) having the hardware set forth in the GCS Installation and Maintenance Manual bearing Bates numbers 0390-0423 with the GCS algorithms/source code set forth in source code versions 5.2, 5.3, or 5.4; and Abis Monitoring Units (AMU’s), all installed in an overlay fashion), that determine the latitude and longitude of wireless telephones, by determining TOA, AOA, and/or TDOA of a signal transmitted by a wireless telephone’s voice or traffic channel (but not the control channel or access channel signals), that uses any of the AMPS (800 MHz Band), IDEN (800 MHz Band), TDMA (800 and 1900 MHz Bands), CDMA (800 and 1900 MHz. Bands) or GSM (800 and 1900 MHz. Bands) air interfaces, but not others.  The term “Andrew’s existing wireless network overlay ‘Geometrix’ geolocation system” also includes routine software maintenance patches, but does not include any other hardware or software changes or the addition of other functionality, or changes to create additional capacity.

b)            For purposes of the covenant not to sue set forth in this paragraph, “Andrew’s existing wireless network overlay ‘Geometrix’ geolocation system” does not include an integrated geolocation system (e.g., a geolocation system whose hardware or

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software is incorporated into a carrier’s non-geolocation hardware and software, such as plug-ins (e.g., circuit boards) that are incorporated into base station equipment and/or switches and/or a mobile station component) or other embedded usages.

c)             TruePosition’s counsel, Woodcock Washburn LLP, shall maintain a copy of Andrew’s existing wireless network overlay “Geometrix” geolocation system source code versions 5.2, 5.3, and 5.4, documents identified above, and other documents describing Andrew’s existing wireless network overlay “Geometrix” geolocation system which are now in their possession, under the terms set forth in the Protective Order filed in the Action for use in resolution of any dispute that may arise regarding whether an Andrew wireless network overlay geolocation system is subject to the covenant not to sue contemplated by this Settlement Agreement.

d)            The parties agree to mediate any dispute concerning whether an Andrew wireless network overlay geolocation system is subject to the covenant not to sue for purposes of this paragraph.  Upon notification of a dispute, the parties shall each suggest the names of three persons to act as mediator within three business days of such notification, and shall agree upon a mediator within five business days.  The mediation shall be conducted within fourteen calendar days of the acceptance of the dispute by the mediator.  If no resolution has been reached within one month of acceptance of the dispute by the mediator, TruePosition shall be free to bring such infringement action as it may otherwise be entitled to bring in the absence of this paragraph.

10)           Andrew hereby grants to TruePosition a perpetual worldwide non-exclusive license to make, use, offer to sell, sell, and import geolocation equipment under the patents and patent applications listed in Exhibit C hereto, and under all geolocation patents which may issue

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at any time as a result of any patent application filed by Andrew within one year of January 16, 2004, including all divisionals, reissues, continuations in part, continuations, and foreign counterparts of such patents.  TruePosition shall have no right to sublicense under this paragraph, except that TruePosition may sublicense its carrier end user customers (which shall include such customers’ subcontractors, agents, or contractors solely for the purpose of performing services for such customers for E-911 purposes) to facilitate their operation of E-911 hardware or systems they purchase from TruePosition, it being understood that Andrew is not authorizing TruePosition to authorize sublicensing by its customers, is not licensing TruePosition to sublicense its customers to share geolocation equipment with other carriers, and is not authorizing TruePosition to grant sublicenses that can be transferred by its customers to unaffiliated entities.  TruePosition shall not be precluded from distributing its product through resellers (which does not include infrastructure suppliers as listed in paragraph 11 and others engaged in substantially the same business), so long as any licenses granted to end users shall be consistent with the terms of this paragraph.  Andrew represents that the patents listed in Exhibit C include all of its geolocation patents and patent applications.  The license granted by this paragraph does not extend to patents Andrew may otherwise acquire.  “Geolocation patents” for purposes of this paragraph has the meaning assigned to it in paragraph 6 above.

11)           The licenses granted in paragraphs 6 and 10 may not be assigned by the licensees; provided, however, that either such license may be transferred in connection with the sale of all or substantially all of the business of Andrew or TruePosition, respectively, but shall terminate upon any transfer or assignment to any of the following companies, unless prior written permission of the licensor is obtained:  Lucent Technologies Inc., NEC Corp., Huawei

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Technologies Co., Ltd., Telefon AB LM Ericsson, Nokia Oyj, Nortel Networks Corp., Motorola Inc, and Siemens AG, or any successor of any of the foregoing.

12)           In the event that Andrew makes sales of or enters into a contract to supply geolocation goods and/or services to or for the use of T-Mobile USA, Inc. or Cingular Wireless LLC, or any entity owned or controlled by either of them, within eighteen months of the date hereof:

a)             Andrew shall pay to TruePosition a royalty of 20% of its gross revenue on such sales and any revenue generated in connection with such sales, including but not limited to related software license fees, warranty fees, maintenance and service fees, regardless of whether such revenue is received by Andrew within the eighteen-month period, such royalty to be payable within thirty days of Andrew’s receipt of such revenue, and in any event in full on or before July 17, 2005.

b)            The royalty payment shall be accompanied by a report disclosing the goods and/or services provided to T-Mobile or Cingular and the revenue received as a result.

c)             Andrew shall keep records, consistent with the record-keeping systems used in the ordinary course of its business, showing the goods and/or services provided to T-Mobile or Cingular between the date of this Agreement and July 16, 2005, in sufficient detail to enable the royalty payable to TruePosition to be determined. Andrew shall maintain such books and records until July 16, 2006.

d)            Andrew shall permit its books and records pertinent to its sale of equipment to T-Mobile or Cingular to be examined from time to time and, to the extent reasonably necessary, to verify the report provided by Andrew, such examination to be

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made at the expense of TruePosition upon reasonable notice to Andrew, by an auditor appointed by TruePosition from a firm of certified public accountants of national standing and obligated to confidentiality, who shall report to TruePosition only the amount of royalty payable for the eighteen-month period applicable to this paragraph.  In the event that it is determined that Andrew owes additional payments to TruePosition under this paragraph, and Andrew’s underpayment is greater than 10% of the total amount owing for any calendar year period, then, in addition to such additional payment, Andrew shall also reimburse TruePosition for TruePosition’s costs with respect to such audit.

e)             The royalty obligations set forth in this paragraph shall not be applicable to sales by Andrew to T-Mobile or Cingular if either of those entities acquires AT&T Wireless, Inc. or any other current customer of Andrew to the extent that such sales by Andrew are in the nature of continuing sales to its pre-existing customer.  Sales are in the nature of continuing sales to a pre-existing Andrew customer when they are (i) made to fulfill an acquired customer’s FCC ‘s E-911 location requirements, (ii) made into a market that has been partially deployed by Andrew or Andrew’s customer using Andrew equipment prior to the date of such acquisition; and (iii) made pursuant to an Andrew customer contract entered into prior to the acquisition.

13)           Except with respect to any breach of this Settlement Agreement, the parties hereby release, remise, and forever discharge one another, their predecessors, successors, parents, subsidiaries, officers, directors, agents, employees, assigns, and attorneys, and all persons who may be jointly and severally liable with any of them, from any and all claims, demands, liabilities, causes of action, damages, legal fees, costs, expenses, and claims for

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compensation of whatever nature or description, arising out of or relating to the Action, and/or which have been or could have been asserted in the Action.

14)           The parties agree that they will execute and file, within five business days of the Signature Date, any and all necessary documents to discontinue the prosecution of the Action, including all counterclaims, with prejudice, and that each party shall bear its own costs and fees incurred in connection with the Action.

15)           TruePosition agrees to offer to purchase at least twenty million U.S. dollars ($20,000,000) worth of geolocation hardware and/or related goods and services from Andrew between the date hereof and October 1, 2006, provided that Andrew shall match prices and other material terms and conditions offered to TruePosition by its other suppliers of such geolocation hardware and/or goods and services, without regard to quantity commitments.

a)             Nothing herein shall require either party to disclose confidential, competitively sensitive documents or information to each other, such as, by way of example, price and cost information, and disclosure of such information is expressly prohibited.  Notwithstanding the foregoing, TruePosition shall provide Andrew with such technical information as is necessary to permit Andrew to provide the requested goods and/or services and that is made available to other contract manufacturers in connection with soliciting bids or proposals for provision of such goods or services.

b)            In the event that one party believes the other party’s representations regarding competitive prices or terms and conditions are inaccurate or incomplete, that party may request a review of such prices or terms and conditions by a neutral third-party arbitrator, to be selected by the party requesting review in accordance with subparagraph (c) below and at the expense of the party requesting review.  Within five business days of

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the arbitrator’s acceptance of appointment the parties shall provide to the arbitrator the documents and information necessary to permit him to make a determination whether the prices or material terms and conditions proposed or challenged match those of TruePosition’s other suppliers of the pertinent goods or services.  The arbitrator’s decision shall be rendered to both parties in writing within five business days of having received the last of the information necessary to make a determination.  The arbitrator’s decision is final, binding, and not subject to appeal.  Upon rendering his decision, the arbitrator shall return the documents and all copies thereof to the party that provided them.

c)             The arbitrator shall be a certified public accountant with at least ten (10) years of professional experience in cost accounting.  Neither the arbitrator himself nor his firm shall have provided professional services to TruePosition, Andrew, or any of their respective subsidiaries or affiliates within the five (5) years preceding the request for review.  Neither the arbitrator himself nor his firm shall be employed by TruePosition, Andrew, or any of their respective subsidiaries or affiliates for one year following the rendering of a decision pursuant to this paragraph.

d)            Any business offered by TruePosition which Andrew does not accept or which TruePosition does not award to Andrew because of Andrew’s failure to match the prices and other material terms and conditions offered by TruePosition’s other suppliers shall nevertheless be counted for purposes of determining the amount of business that TruePosition has offered Andrew pursuant to this paragraph.

16)           Andrew agrees that it will not contest the validity or enforceability of U.S. Patents 4,728,959; 6,108,555; 6,119,013; and 6,047,192 or their foreign counterparts.

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17)           The parties agree that their sole remedy for breach of this Settlement Agreement shall be an action therefor. Before either party brings such an action for breach of this Settlement Agreement, the parties shall engage in mediation in a good faith attempt to resolve their dispute.  Upon notification of a dispute, the parties shall each suggest the names of three persons to act as mediator within three business days of such notification, and shall agree upon a mediator within five business days.  The mediation shall be conducted within fourteen calendar days of the mediator’s acceptance of the mediation.  If no resolution has been reached within one month of notification of the mediator’s acceptance of the mediation, the parties may seek other relief.

18)           This Settlement Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.  Disputes arising hereunder or in connection herewith shall be tried solely in the state and federal courts of Delaware, and both parties hereby consent to the exclusive personal jurisdiction thereof.

19)           The parties agree to maintain the terms and provisions of this Settlement Agreement confidential, and shall not, without the other party’s prior written consent in each instance, which consent may not be unreasonably withheld, disclose to any third party, the terms or provisions of this Settlement Agreement, unless such disclosure is required under applicable law or in connection with the legal enforcement of this agreement.  In the event such disclosure is required, the disclosing party shall, prior to making such disclosure, cooperate with the other party in an effort to limit and/or obtain confidentiality treatment for such disclosure.  Paragraph 20 below constitutes the respective parties’ prior written consent regarding the parties’ respective press releases.  The prohibition against disclosure set forth in this paragraph does not prohibit disclosure to the parties’ respective parents or affiliates.

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20)           The parties have agreed upon the terms of their respective press releases announcing the settlement memorialized by this Settlement Agreement.  Each party agrees not to disparage the other party or its products in connection with descriptions of this Settlement Agreement.

21)           All notices under this Settlement Agreement shall be in writing and shall be deemed to have been given when received by the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other party):

To TruePosition and KSI:

Frederic Beckley

Senior Vice President and General Counsel

TruePosition, Inc. 780 Fifth Avenue

King of Prussia, Pa 19406

Fax: 610-680-1074

To Allen and Andrew:

James F. Petelle, Esq.

Vice President, Law & Secretary Andrew Corporation

10500 West 153rd Street

Orland Park, IL 60462

Fax: 708-873-2571

22)           The parties agree that no promise, representation or agreement not herein expressed has been made, and this Settlement Agreement (including the Exhibits hereto) contains the entire agreement between the parties with respect to its subject matter, superseding all other prior agreements, written or oral, including without limitation the term sheet dated January 16, 2004.

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23)           If for any reason any provision of this Settlement Agreement is held invalid, illegal, or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement, all of which shall remain in full force and effect and be binding upon the parties hereto.

24)           This Settlement Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, and all of which shall constitute together but one and the same agreement.  Upon signing at the time agreed, the parties shall exchange signature pages by facsimile transmission, with an original signature to follow by overnight mail, addressed to the persons listed in paragraph 21 above.  Andrew’s signature page shall be accompanied by the warrant instrument described in paragraph 4 above, the form of which is Exhibit A hereto.

February 1, 2004

TruePosition, Inc.		Allen Telecom, LLC

By	/s/ Fred Beckley	By	/s/ Terry N. Garner
	Fred Beckley, Senior Vice President		Terry N. Garner, Vice President
and General Counsel

KSI, Inc.		Andrew Corporation

By	/s/ Fred Beckley	By	/s/ Marty Kittrell
	Fred Beckley, Senior Vice President		Marty Kittrell, Chief Financial Officer
	and General Counsel		President

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EXHIBIT A

THIS WARRANT AND THE COMMON STOCK RECEIVABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.

Void after 5:00 P.M., Central Time, on January 16, 2008

WARRANT TO PURCHASE COMMON STOCK

ANDREW CORPORATION

WARRANT NO. W-1	ORIGINAL ISSUE DATE: January 16, 2004

This is to certify that, FOR VALUE RECEIVED, TruePosition, Inc. (“Holder”) is entitled to purchase, subject to the provisions of this Warrant (as defined herein), from ANDREW CORPORATION (the “Company”), at any time until 5:00 P.M., Central Time, on January 16, 2008 (“Expiration Date”), One Million (1,000,000) shares (“Shares”) of the Company’s Common Stock, $.01 par value per share (“Common Stock”).  The exercise price of the Warrant shall be $17.70 per Share (“Exercise Price”).

1.             Exercise of Warrant.  This Warrant may be exercised, in whole or in part at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by payment of the Exercise Price for the number of Shares specified in such form (i) in the form of cash, certified check, or bank draft payable to the order of the Company, or other form of payment acceptable to the Company, for an amount of United States dollars equal to the Exercise Price of such Shares; (ii) by tendering previously acquired Shares of the Corporation valued at such Shares’ Fair Market Value on the date of tender; (iii) in the manner described in Section 12; or (iv) a combination of (i), (ii), and (iii). The Shares so purchased shall be deemed to be issued to the Holder or the Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exhibit A shall have been delivered and payment shall have been made for such Shares as set forth above or, if such day is not a business day, on the next succeeding business day.  The Shares so purchased, representing the aggregate number of shares specified in the executed Exhibit A, shall be delivered to the holder hereof within a reasonable time, not exceeding 10 business days, after this Warrant shall have been so exercised.  If (a) the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and (b) the certificates therefor are not required to bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company, upon request of the Holder, shall cause its transfer agent to electronically transmit the Shares so purchased to the Holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”).  If the aforementioned conditions to a DTC Transfer are not satisfied or such transfer is not so requested by the Holder, the Company shall deliver physical certificates representing the Shares so purchased to the Holder.

If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise and accompanied by the Exercise Price, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

As used herein, “Fair Market Value” as of any date shall mean if the Company’s Common Stock is traded on an established market which reports last sale information, the price of the Common Stock as of the close on the day before such date (or if no sales occurred that day the most recent day sales occurred preceding such date); if the Company’s Common Stock is quoted on the NASDAQ Stock Market, the closing bid price per share on such date; or if the Company’s Common Stock is publicly held but not traded on an established market which reports last sale information or quoted on the NASDAQ Stock Market, the fair market value of such Common Stock as determined by the Board of Directors of the Company in good faith and in their sole discretion.  If the Common Stock is not publicly held, Fair Market Value shall be determined by the Board of Directors of the Company in good faith and in its sole discretion.

2.             Registration of Shares.  The Company shall use its reasonable best efforts to prepare and file as promptly as practicable after the date hereof with the SEC a registration statement on Form S-3 with respect to the Shares issuable upon the exercise of this Warrant (the “Registration Statement”) and to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or “blue sky” laws and compliance with any other applicable governmental requirements or regulations) as the Holder hereof may reasonably request and that would permit or facilitate the sale of such Shares in the open market (provided, however, that the Company shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), and shall use its reasonable best efforts so that such Registration Statement and all other such registrations, qualifications and compliances may become effective no later than 120 days following the date hereof.  Notwithstanding the foregoing, the Company shall not be obligated to effect an underwritten registration statement.

The Company will use its reasonable best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances for a period of eighteen months following the earlier of Expiration Date or the date upon which Holder has fully exercised this Warrant (the “Registration Effective Period”), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act of 1933, as amended (the “Act”), the Securities and Exchange Act of 1934, as amended and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

Upon the exercise of this Warrant following the date on which the Registration Statement is first declared effective, the Holders will be permitted (subject in all cases to compliance with the prospectus delivery requirements of the Act) to offer and sell the Shares issued upon the exercise of this Warrant during the Registration Effective Period in the manner described in the Registration Statement, provided that the Registration Statement remains effective and has not been suspended.

Notwithstanding any other provision of this Warrant, the Company shall have the right at any time (but only five times during the term of this Agreement and no more than three times in any twelve-month period) to require that the Holder hereof suspend further open market offers and sales of the Shares issued upon exercise of this Warrant whenever, and only if, in the reasonable good faith judgment of the Company after receipt of advice from outside counsel there is or there is reasonably likely to be in existence material undisclosed information or events with respect to the Company (the “Suspension Right”).  In the event the Company exercises the Suspension Right, such suspension will continue only for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to the Company or its stockholders or until such time as the information or event is no longer material (but in no event more than 30 days), each as determined in good faith by the Company after receipt of advice from outside counsel.  The Company will promptly give the Holders notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

3.             Reservation and Listing of Shares.  The Company hereby agrees that at all times that this Warrant remains outstanding, there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Shares as shall be required for issuance or delivery upon exercise of this Warrant.  Not later than 30 days after the date hereof, the Company shall list the Shares on the NASDAQ Stock Market.

4.             Limit on Fractional Shares. No fractional Shares shall be issued in connection with any exercise hereof, but in lieu of such fractional Shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the amount by which the Fair Market Value of a Share of Common Stock on the date of such exercise exceeds the Exercise Price then in effect.  All computations in connection with the adjustment of the Exercise Price shall be rounded to the fourth decimal place.

5.             Shares To Be Fully Paid.  All Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances.

6.             Exchange, Assignment or Loss of Warrant.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Shares purchasable hereunder.  Subject to Section 11, any transfer or assignment shall be made by surrender of this Warrant to the Company with the Assignment Form annexed hereto as Exhibit B duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.  The Holder hereof shall be entitled to transfer this Warrant without the consent of the Company.  This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

7.             Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

8.             Adjustment Provisions.  The number and type of shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(a)            If the number of Shares of Common Stock outstanding is increased by a stock dividend payable in Shares of Common Stock or by a subdivision or split-up of Shares of Common Stock, then, following the record date for the determination of Holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of Shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be appropriately adjusted so that the number of Shares of Common Stock issuable on exercise of this Warrant shall be increased, and the Exercise Price shall be decreased, in proportion to such increase in outstanding Shares.

(b)           If the number of Shares of Common Stock outstanding is decreased by a combination of the outstanding Shares of Common Stock, then, following the record date for such combination, the number of Shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be appropriately adjusted so that the number of Shares of Common Stock issuable on exercise of this Warrant shall be decreased, and the Exercise Price increased, in proportion to such decrease in outstanding Shares.

(c)            In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value, or a change from no par value to par value, or a change from par value to no par value, or as a result of a stock dividend or subdivision, split-up or combination of shares), any consolidation or merger of the Company, or any sale, lease, or conveyance to another person of the property of the Company pursuant to which the Company’s Common Stock is converted into other securities, cash or assets, each Warrant shall, after such reorganization, reclassification, consolidation, merger or conveyance, be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock is deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance.  The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or conveyances.

(d)           If at any time the Company shall take a record of the holders of its Shares of Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i)            cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),

(ii)           any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock

Equivalents or Additional Shares of Common Stock), or

(iii)          any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the per share Fair Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such per share Fair Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Exercise Price then in effect shall be adjusted to equal (A) the Exercise Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 8(d) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 8(a).  “Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.  “Convertible Securities” means evidences of indebtedness, shares of capital stock or other securities that are or may be at any time convertible into or exchangeable for shares of Common Stock.  “Additional Shares of Common Stock” means all shares of Common Stock issued by the Company after the Original Issue Date (as first above written), and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except (i) the Shares; (ii) shares of Common Stock to be issued to strategic partners and/or in connection with a strategic merger or acquisition; (iii) shares of Common Stock or the issuance of options to purchase shares of Common Stock to employees, officers, directors, consultants and vendors in accordance with the Company’s equity incentive policies; and (iv) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding prior to the date hereof.  “Other Common” means any other ownership interest of the Company of any class which shall be authorized at any time after the Original Issue Date (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Company without limitation as to amount.

(e)            Prior to any offer by the Company that gives holders of the Company’s Common Stock the option to exchange or tender shares of Common Stock for any assets or securities of the Company or of any other entity, the Company shall give the Holder the option to convert all or a portion of its right to purchase Shares hereunder into the amount of such other assets or securities of the Company or of any other entity that the Holder would have been entitled to receive had it been the holder of record of the Shares receivable upon exercise of this Warrant on the date of any record date of any such exchange or tender offer.  The Company shall provide the Holder twenty (20) days prior written notice of any such exchange or tender offer and the Holder’s right to exercise its right pursuant to the immediately foregoing sentence shall terminate after the expiration of such twenty (20) day period unless the Holder has notified the Company in writing that it is exercising such rights.

(f)            The Company shall provide the Holder with not less than twenty (20) days written notice prior to the applicable record date or effective date of the occurrence of any of the events described in this Section 8, which notice shall set forth in detail all material facts and circumstances surrounding and relating to such event.  The Company shall also provide the Holder with such notice if any event occurs of the type contemplated by the adjustment provisions of this Section 8 but not expressly provided for by such provisions, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

9.             Statement of Adjustment.  Whenever the Exercise Price shall be adjusted as provided in Section 8, the Company shall make available for inspection by the Holder, during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer or president, showing in detail the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment.  The Company shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested and postage prepaid, to Holder at such Holder’s address appearing on the Company’s records.

10.           Notices.  Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party shall be in writing and delivered in person or by courier or by facsimile transmission (followed by mailing certified mail, postage prepaid, return receipt requested) or mailed by certified mail, postage prepaid, return receipt requested, as follows: (a) to the Holder at the Holder’s address as it appears in the records of the Company or at such other address as the Holder may otherwise indicate in a written notice delivered to the Company; or (b) to the Company, at its principal place of business, Attn: President, or at such other address as the Company may otherwise indicate in a written notice delivered to Holder.  All such notices, requests, instructions, documents and other communications will: (i) if delivered personally to the address as provided in this Section 10, be deemed given upon delivery; (ii) if delivered by facsimile transmission, be deemed given upon receipt and (iii) if delivered by mail in the manner described above, be deemed given 5 days after being placed in the mail.

11.           Transfer to Comply with the Securities Act of 1933.  Until such time as the Registration Statement is declared effective, the Company may cause the following legend, or one similar thereto, to be set forth on each certificate representing the Shares or any other security issued or issuable upon exercise of this Warrant:

The securities represented by this certificate may not be offered for sale, sold or otherwise transferred in the absence of an effective registration statement under the Securities Act of 1933 (the “Act”), and under any applicable state securities law, an opinion of counsel satisfactory to the Company that such registration is not, in the circumstances required, or evidence satisfactory to the Company that the Shares have been sold in compliance with Rule 144 promulgated under the Act.

Neither this Warrant nor any Shares issued upon the exercise hereof shall be transferred other than pursuant to an effective registration statement under the Act or an exemption from the registration provisions thereof.  Notwithstanding the foregoing, following the date on which the Shares have been registered under the Act or otherwise may be sold by the holder pursuant to Rule 144(k) promulgated under the Act (or a successor rule), the Shares shall not bear any restrictive legend.

12.           Additional Right to Exercise.  The Holder shall have the right to require the Company to convert this Warrant (“Conversion Right”), at any time after it is exercisable, or the portion then exercisable, but prior to its expiration, into Shares as provided in this Section 12.  Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by him of the Exercise Price) that number of Shares equal to the quotient obtained by dividing (i) the value of this Warrant with respect to the exercised Shares at the time of the exercise of the Conversion Right (determined by subtracting the aggregate Exercise Price for the exercised Shares immediately before the time of the closing of the Conversion Right from the aggregate Fair Market Value of the exercised Shares at such time) by (ii) the Fair Market Value of one Share immediately before the time of the closing of the Conversion Right.

(a)           The Conversion Right may be exercised by the Holder, at any time or from time to time, prior to its expiration, on any business day by delivering a written notice in the form attached hereto as Exhibit C (“Conversion Notice”) to the Company at the Company’s offices exercising the Conversion Right and specifying (i) the total number of Shares he desires to purchase pursuant to such conversion and (ii) a date not less than one and not more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

(b)           At the closing of the Conversion Right: (i) the Holder will surrender this Warrant; (ii) the Company will deliver to the Holder a certificate or certificates for the number of Shares issuable upon such conversion; and (iii) the Company will deliver to the Holder a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not have been exercised.

13.           Exemption from Registration for Warrant Exercise.  The Company and the Holder acknowledge that the Company will be relying on an exemption from the registration requirements of the Act to deliver Shares to the Holder upon the exercise of the Warrant.  The Holder agrees to provide the Company with such information and representations as may be requested by the Company in order to establish a claim to an exemption from the registration requirements of the Act and any applicable state securities laws, including, a representation that the Holder is taking the Shares for investment, and not with a view to distribution.

14.           Governing Law; Jurisdiction.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.  Each of the Company and the Holder irrevocably consents to the nonexclusive jurisdiction of the United States federal courts and state courts located in Wilmington, Delaware in any suit or proceeding based on or arising under this Warrant.  Each of the Company and the Holder irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding in such courts.  Each of the Company and the Holder further agrees that service of process upon it mailed by certified or registered mail to the address set forth in Section 10 shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect the Holder’s right to serve process in any other manner permitted by law.  Each of the Company and the Holder agrees that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

15.           Successors and Assigns.  The rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder hereof.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

16.           Amendment.  This Warrant may not be modified or amended or the provisions hereof waived except by the written consent of the Company and the Holder.

17.           Other Actions.  The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the economic benefit inuring to the Holder hereof and the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

ANDREW CORPORATION

By:	/s/ Marty R. Kittrell
Name:Marty R. Kittrel
Title: Chief Financial Officer

EXHIBIT A

PURCHASE FORM

Dated:              , 200

The undersigned hereby irrevocably elects to exercise the Warrant to the extent of purchasing                 shares of Common Stock of Andrew Corporation, and hereby makes payment of $                in payment of the actual Exercise Price thereof.

[   ]  The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock being acquired hereby to the account of the undersigned or its nominee (which is                       ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).

INSTRUCTIONS FOR REGISTRATION OF SHARES

Name:
(Please typewrite or print in block letters)

Address:

Signature:

EXHIBIT B

ASSIGNMENT FORM

Dated:               , 200

FOR VALUE RECEIVED,

hereby sells, assigns and transfers unto

Name:
(Please typewrite or print in block letters)

Address:

the right to purchase Shares represented by this Warrant to the extent of                   shares of Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint                         , attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature:

EXHIBIT C

CASHLESS EXERCISE FORM

I hereby exercise my Warrant granted by ANDREW CORPORATION (the “Company”) by means of a cashless purchase and seek to convert my Warrant into                 of Common Stock of the Company pursuant to said Warrant.  I understand that this exercise is subject to all the terms and provisions of my Warrant Agreement.

I request that the closing of this conversion take place on               (a date not less than one and not more than 20 business days from this date).

I hereby represent that the                 shares of Common Stock, to be delivered to me pursuant to the above-mentioned exercise of said Warrant, are being acquired by me as an investment and not with a view to distribute, or for sale in connection with the distribution of, any shares of Common Stock thereof.

Dated:

Name (please print)

Signature

Address

Social Security Number

Receipt is hereby acknowledged of the delivery to me by ANDREW CORPORATION of certificates for             shares of Common Stock of the Corporation purchased by me pursuant to the terms and conditions of my Warrant Agreement.

Date:

Signature

EXHIBIT B

ISSUED PATENTS

PATENT NO.	TITLE	ISSUE DATE	COUNTRY

6,184,829 B1	Calibration for Wireless Location System	02/06/01	US

6,266,013 B1	Architecture for a Signal Collection System of a Wireless Location System	07/24/01	US

6,091,362	Bandwidth Synthesis for a Wireless Location System	07/18/00	US

6,172,644 B1	Emergency Location Method for a Wireless Location System	01/09/01	US

6,097,336	Method for Improving the Accuracy of a Wireless Location System	08/01/00	US

6,115,599	Directed Retry Method for Use in a Wireless Location System	09/05/00	US

6,281,834 B1	Calibration for Wireless Location System	08/28/01	US

6,351,235 B1	Method and System for Synchronizing Receiver Systems of a Wireless Location System	02/26/02	US

6,317,081 B1	Internal Calibration Method for Receiver System of a Wireless Location System	11/13/01	US

6,388,618 B1	Signal Collection System for a Wireless Location System	05/14/02	US

6,317,604 B1	Centralized Database System for a Wireless Location System	11/13/01	US

6,285,321 B1	Station Based Processing Method for a Wireless Location System	09/04/01	US

6,400,320 B1	Antenna Selection Method for a Wireless Location System	06/4/02	US

6,492,944 B1	Internal Calibration Method for Receiver System of a Wireless Location System	12/10/02	US

PATENT NO.	TITLE	ISSUE DATE	COUNTRY

4,728,959	Direction Finding Localization System	03/01/88	US

6,127,975	Communications Localization System	10/03/00	US

6,288,675 B1	Single Station Communications Localization System	09/11/01	US

6,119,013	Enhanced Time-Difference Localization System	09/12/00	US

6,108,555	Enhanced Time-Difference Localization System	08/22/00	US

6,047,192	Robust, Efficient, Localization System	04/04/00	US

6,546,256 B1	Robust, Efficient, Location-Related System	04/08/03	US

6,101,178	Pseudolite-Augmented GPS for Wireless Telephones	08/08/00	US

6,288,676 B1	Apparatus and Method for Single Station Communications Localization	09/11/01	US

6,366,241 B1	Enhanced Determination of Position-Dependant Signal Characteristics of a Wireless Transmitter	04/02/02	US

6,483,460 B2	Baseline Selection Method for Use in a Wireless Location System	11/19/02	US

6,563,460 B2	Collision Recovery in a Wireless Location System	05/13/03	US

6,646,604 B2	Automatic Synchronous Tuning of Narrowband Receivers of a Wireless Location System for Voice/Traffic Channel Tracking	11/11/03	US

6,603,428 B2	Multiple Pass Location Processing	08/05/03	US

6,661,379 B2	Antenna Selection Method for a Wireless Location System	12/09/03	US

6,334,059 B1	Modified transmission method for improving accuracy for e-911 calls	12/25/01	US

PATENT NO.	TITLE	ISSUE DATE	COUNTRY

6,463,290 B1	Mobile-assisted network based techniques for improving accuracy of wireless location system	10/08/02	US

6,519,465 B2	Modified transmission method for improving accuracy for E-911 calls	02/11/03	US

95196005.9	Communications Location System	02/26/03	China

0789847	Communications Location System	03/05/03	France

0789847	Communications Location System	03/05/03	Great Britain

695298356-08	Communications Location System	03/05/03	Germany

0789847	Communications Location System	03/05/03	Italy

505953	Communications Localization System	10/6/03	New Zealand

0789847	Communications Location System	03/05/03	Sweden

757840	Communications Localization System	12/20/02	Australia

1048179	Communications Localization System	11/02/00	EP

137291	Communications Localization System	01/16/98	Israel

98/0330	Robust, Efficient, Localization System	11/25/98	South Africa

139796	Robust, Efficient, Localization System	08/11/01	Taiwan

2,363,293	Calibration for Wireless Location System	09/03/03	Great Britain

GB 2362072	Bandwidth Synthesis for Wireless Location System	03/12/03	Great Britain

GB2362530	Method for Improving the Accuracy of a Wireless Location System	10/08/03	Great Britain

GB2387084	Calibration for Wireless Location System	12/10/03	Great Britain

98813131.5	Communications Localization System	1/2/04	China

PENDING APPLICATIONS

SERIAL NO.	FILING DATE	COUNTRY

09/909,221	07/18/01	US
09/908,998	07/18/01	US
10/217,782	08/13/02	US
10/154,176	05/21/02	US
10/234,363	09/03/02	US
10/347,471	01/17/03	US
10/414,982	04/15/03	US
10/748,367	12/30/03	US
N/A	1/29/04	US
99/911490.3	03/22/99	EP
2,204,125	11/03/95	Canada
973201	11/03/95	Mexico
8-515416	11/03/95	Japan
PI9714938.1	12/23/97	Brazil
2,316,170	12/23/97	Canada
97182490.8	12/23/97	China
97952638.1	12/23/97	EP
01100162.1	01/08/01	Hong Kong
136934	12/23/97	Israel
2000-590,453	12/23/97	Japan
006301	12/23/97	Mexico
PI9814250-0	01/16/98	Brazil
2,317,414	01/16/98	Canada
01100163.0	01/08/01	Hong Kong
2000-593,879	01/16/98	Japan
006951	01/16/98	Mexico
PCT/US01/09078	03/22/01	PCT
PI 9917166.0	12/13/99	Brazil
2,359,797	12/13/99	Canada
99815519.5	12/13/99	China
99967282.7	12/13/99	EP
144134	12/13/99	Israel
10-2001-7008675	12/13/99	South Korea

SERIAL NO.	FILING DATE	COUNTRY

2001-006908	12/13/99	Mexico
PI-9917164.3	12/13/99	Brazil
2,360,130	12/13/99	Canada
99815517.9	12/13/99	China
99965230.8	12/13/99	EP
144133	12/13/99	Israel
10-2001-7008669	12/13/99	South Korea
2001-006907	12/13/99	Mexico
PI 9917165-1	12/13/99	Brazil
2,360,136	12/13/99	Canada
99815520.9	12/13/99	China
99965231.6	12/13/99	EP
144132	12/13/99	Israel
10-2001-7008666	12/13/99	South Korea
2001-006906	12/13/99	Mexico
PCT/US02/00754	01/10/02	PCT
PCT/US02/22390	07/15/02	PCT
PI 0107538-1	03/22/01	Brazil
2,403,039	03/22/01	Canada
01 8 07674.2	03/22/01	China
01918894.5	03/22/01	EP
0222646.2	03/22/01	Great Britain
151754	03/22/01	Israel
10-2002-7013100	03/22/01	South Korea
S/N 2002-009450	03/22/01	Mexico
PCT/US03/08896	03/21/03	PCT
PI0114518-5	06/27/01	Brazil
2,423,913	06/27/01	Canada
01816789.6	06/27/01	China
01948807.1	06/27/01	EP
0307730.2	06/27/01	Great Britain
154972	06/27/01	Israel
2002-533578	06/27/01	Japan
10-2003-7004794	06/27/01	Korea
2003-002810	06/27/01	Mexico
PCT/US03/25168	08/11/03	PCT
N/A	01/10/02	Brazil
N/A	01/10/02	Canada
N/A	01/10/02	China
N/A	01/10/02	EP
N/A	01/10/02	Great Britain
N/A	01/10/02	Israel
N/A	01/10/02	Japan
10-2004-7000688	01/10/02	South Korea
N/A	01/10/02	Mexico
N/A	07/15/02	Brazil
N/A	07/15/02	Canada
N/A	07/15/02	China
N/A	07/15/02	EP
N/A	07/15/02	Great Britain

SERIAL NO.	FILING DATE	COUNTRY

N/A	07/15/02	Israel
N/A	07/15/02	Japan
10-2004-7000689	07/15/02	South Korea
N/A	07/15/02	Mexico

EXHIBIT C

ISSUED PATENTS

PATENT NO.	TITLE	ISSUE DATE	COUNTRY
4,888,593	Time Difference of Arrival Geolocation Method	12/19/89	US
5,317,323	Passive High Accuracy Geolocation System and Method	05/31/94	US
5,465,289	Cellular Based Traffic Sensor System	11/07/95	US
5,559,864	Cellular Based Traffic Sensor System	09/24/96	US
6,233,459	System for Providing Geolocation of a Mobile Transceiver	05/15/01	US
6,665,332	CDMA Geolocation System	12/16/03	US

C-1

PENDING APPLICATIONS

SERIAL NO.	FILING DATE	COUNTRY
10/230,333	08/29/02	US
10/739,023	12/19/03	US
10/004,449	12/06/01	US
10/011,783	12/11/01	US
09/971,680	10/09/01	US
10/046,284	01/16/02	US
PCT/US03/26972	08/28/03	PCT
PCT/US03/34147	10/27/03	PCT
PCT/US03/32583	10/16/03	PCT
PCT/US03/17470	06/04/03	PCT
PCT/US03/32584	10/16/03	PCT
PCT/US03/32578	10/16/03	PCT
PCT/US03/32580	10/16/03	PCT
PCT/US03/32579	10/16/03	PCT